Exhibit 99.1

News Release
For investor and media inquiries please contact:
Steve E. Kunszabo
Executive Director, Investor Relations
732-556-2220
Centennial Communications Stockholders Approve Merger with AT&T
WALL, N.J. — Centennial Communications Corp. (NASDAQ: CYCL) (“Centennial”) today announced that its stockholders approved the adoption of the Agreement and Plan of Merger, dated as of November 7, 2008 (the “Merger Agreement”), providing for the acquisition of Centennial by AT&T Inc. (“AT&T”). Of the shares voted at today’s special meeting, over 99 percent were cast in favor of adoption of the Merger Agreement, representing approximately 88 percent of the total shares outstanding and entitled to vote.
On November 7, 2008, Centennial entered into the Merger Agreement under which AT&T will acquire Centennial (the “Merger”). Under the terms of the Merger Agreement, Centennial stockholders will receive $8.50 per share in cash for a total equity price of $944 million. Including net debt, the total enterprise value is approximately $2.8 billion. Completion of the Merger is not subject to a financing condition, but remains subject to (i) conditions relating to approval by the Federal Communications Commission, (ii) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) other customary conditions to closing. The Company anticipates that the Merger will be completed by the end of the second quarter of calendar year 2009, assuming satisfaction or waiver of all of the conditions to the Merger.
ABOUT CENTENNIAL
Centennial Communications (NASDAQ:CYCL), based in Wall, NJ, is a leading provider of regional wireless and integrated communications services in the United States and Puerto Rico with approximately 1.1 million wireless subscribers and 663,000 access lines and equivalents. The U.S. business owns and operates wireless networks in the Midwest and Southeast covering parts of six states. Centennial’s Puerto Rico business owns and operates wireless networks in Puerto Rico and the U.S. Virgin Islands and provides facilities-based integrated voice, data and Internet solutions. Welsh, Carson, Anderson & Stowe is a significant shareholder of Centennial. For more information regarding Centennial, please visit our websites http://www.centennialwireless.com/ and http://www.centennialpr.com/.
SAFE HARBOR PROVISION
Cautionary statement for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: Information in this release that involves Centennial’s expectations, beliefs, hopes, plans, projections, estimates, intentions or strategies regarding the future are forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement with AT&T; the outcome of any legal proceeding that has been or may be instituted against Centennial and others relating to the Merger Agreement with AT&T; the inability to complete the Merger due to the failure to satisfy conditions to consummation of the Merger; the failure of the Merger to close for any other reason; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; business uncertainty and contractual restrictions during the pendency of the Merger; the diversion of management’s attention from ongoing business concerns; the effect of the announcement of the Merger on our customer and supplier relationships, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger; the timing of the completion of the Merger or the impact of the Merger on our capital resources, cash requirements, profitability, management resources and liquidity; risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over applicable periods), industry performance and the regulatory environment; the effects of a recession in the United States and general downturn in the economy, including the illiquidity in the debt/capital markets; the effects of vigorous competition in our markets, which may make it difficult for us to attract and retain customers and to grow our customer base and revenue and which may increase churn, which could reduce our revenue and increase our costs; the fact that many of our competitors are larger than we are, have greater financial resources than we do, are less leveraged than

CENTENNIAL COMMUNICATIONS NEWS RELEASE
we are, have more extensive coverage areas than we do, and may offer less expensive and more technologically advanced products and services than we do; our ability to gain access to the latest technology handsets in a timeframe and at a cost similar to our competitors; our ability to acquire, and the cost of acquiring, additional spectrum in our markets to support growth and deployment of advanced technologies, including 3G and 4G services; our ability to successfully deploy and deliver wireless data services to our customers, including next generation 3G and 4G technology; the effect of changes in the level of support provided to us by the Universal Service Fund, or USF; our ability to grow our subscriber base at a reasonable cost to acquire; our dependence on roaming agreements for a significant portion of our wireless revenue and the expected decline in roaming revenue over the long term; our ability to successfully integrate any acquired markets or businesses; the effects of higher than anticipated handset subsidy costs; our dependence on roaming agreements for our ability to offer our wireless customers competitively priced regional and nationwide rate plans that include areas for which we do not own wireless licenses; the effects of adding new subscribers with lower credit ratings; our substantial debt obligations, including restrictive covenants, which place limitations on how we conduct business; market prices for the products and services we offer may decline in the future; changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes which may render certain technologies used by us obsolete; the effects of a decline in the market for our Code Division Multiple Access (“CDMA”) -based technology; the effects of consolidation in the telecommunications industry; general economic, business, political and social conditions in the areas in which we operate, including the effects of downturns in the economy, world events, terrorism, hurricanes, tornadoes, wind storms and other natural disasters; our ability to generate cash and the availability and cost of additional capital to fund our operations and our significant planned capital expenditures; our need to refinance or amend existing indebtedness prior to its stated maturity; the effects of governmental regulation of the telecommunications industry; our ability to attract and retain qualified personnel; the effects of network disruptions and system failures; our ability to manage, implement and monitor billing and operational support systems; the results of litigation filed or which may be filed against us or our vendors, including litigation relating to wireless billing, using wireless telephones while operating an automobile and litigation relating to infringement of patents; the effects of scientific reports that may demonstrate possible health effects of radio frequency transmission from use of wireless telephones; the influence on us by our significant stockholder and anti-takeover provisions and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements included in this release are based upon information available to Centennial as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.
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February 24, 2009